Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of ArvinMeritor, Inc., an Indiana corporation (the “Company”), hereby constitute VERNON G. BAKER, II, and BONNIE WILKINSON, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, one or more Registration Statements on Form S-8 registering under the Securities Act of 1933, as amended, securities to be sold under the ArvinMeritor, Inc. 2007 Long-Term Incentive Plan, and any and all amendments (including post-effective amendments) and supplements to such Registration Statements.

Signature	Title	Date
/s/Charles G. McClure, Jr. Charles G. McClure, Jr.	Chairman of the Board, Chief Executive Officer and President (principal executive officer) and Director	November 14, 2006
/s/ Joseph B. Anderson, Jr. Joseph B. Anderson, Jr.	Director	November 14, 2006
/s/ Rhonda L. Brooks Rhonda L. Brooks	Director	November 14, 2006
______________________ David W. Devonshire	Director	November 14, 2006
/s/ Ivor J. Evans Ivor J. Evans	Director	November 14, 2006
/s/ Victoria B. Jackson Victoria B. Jackson	Director	November 14, 2006
/s/ James E. Marley James E. Marley	Director	November 14, 2006
/s/ William R. Newlin William R. Newlin	Director	November 14, 2006
/s/ Steven G. Rothmeier Steven G. Rothmeier	Director	November 14, 2006
/s/ Andrew J. Schindler Andrew J. Schindler	Director	November 14, 2006
/s/ James D. Donlon, III James D. Donlon, III	Senior Vice President and Chief Financial Officer (principal financial officer)	November 14, 2006
/s/ Jeffrey A. Craig Jeffrey A. Craig	Vice President and Controller (principal accounting officer)	November 14, 2006